UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 24, 2008
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14787 (Commission File Number)	38-3430473 (IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI (Address of Principal Executive Offices)	48098 (Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Supplemental Financial Information

ITEM 7.01 REGULATION FD DISCLOSURE
Delphi Corporation (“Delphi” or the “Company”) is seeking to amend and extend until the earlier of December 31, 2008 or the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the Court (as defined below), its existing debtor-in-possession credit facility. Delphi will meet today with investors and discuss its plan to obtain approximately $4.1 billion in total financing, including a $1.0 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $600 million first priority term loan (“Tranche B” or the “First Priority DIP Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.5 billion second priority term loan (“Tranche C” or the “Second Priority DIP Term Loan”), collectively the (“Refinanced DIP Credit Facility”).  Later today Delphi will provide supplemental financial information containing unaudited collateral coverage and borrowing base calculations as of December 31, 2007 and projected revenues, EBITDAR information as defined in the Refinanced DIP Credit Facility and debt and liquidity levels through December 31, 2008, each as measured under the terms and covenants to be contained in the Refinanced DIP Credit Facility. The projected revenue, EBITDAR, debt levels and liquidity information differ from the Company’s previously disclosed projections in its Disclosure Statement, a copy of which was furnished to the United States (“U.S.”) Securities and Exchange Commission (“SEC”) on the Company’s previous Current Reports on Form 8-K dated September 6, 2007 and October 30, 2007 (the “Prior Projections”). Specifically the Prior Projections have been adjusted to reflect: (i) Delphi’s delayed emergence from chapter 11, including deferral of net amounts that would have been paid by General Motors Corporation (“GM”) to Delphi under certain restructuring agreements, the retiming of divestiture transactions, and the reversal of adjustments related to fresh start accounting and certain recapitalization transactions which were to take place upon emergence; (ii) changes in overall market and economic conditions, including changes in projected GM North American volumes from 3.8 million to 3.6 million units, changes in the projected volumes of other select North American customers, and increased commodity costs; and (iii) projected advances from time to time of up to an aggregate outstanding amount of $650 million from GM in anticipation of the implementation of certain restructuring agreements. While Delphi believes there is substantial agreement on the details of the agreement with GM pursuant to which GM will make advances in anticipation of the effectiveness of the restructuring-related agreements, there can be no assurances that such agreement will actually become effective. The 2008 revenue increases from $19,708 million in the Disclosure Statement to $21,034 million in the current projections due principally to the retiming of divestiture activity. The 2008 projected EBITDAR declines from $1,577 million in the Disclosure Statement to $999 million in the current projections. The deterioration is primarily due to an increase in pension and other postretirement benefit expense retained by Delphi due to the retiming of its assumed emergence of $781 million, partially offset by $253 million resulting from a difference in definition of EBITDAR between the Disclosure Statement and the Refinanced DIP Credit Facility and $31 million due to the retiming of divestiture activity. The historical and projected EBITDAR information should not be considered as an alternative to operating income, as a substitute for items in Delphi’s consolidated statement of operations presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), or as an indicator of Delphi’s operating performance. All the information should be viewed in conjunction with Delphi’s management discussion and analysis, and the financial statements and related footnotes including the summary of accounting policies contained in its 2007 Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC on February 19, 2008. The selected debt levels presented should not be considered in isolation or as a substitute for debt levels presented in accordance with U.S. GAAP. An exhibit containing the projected revenues, EBITDAR information, selected debt levels and a reconciliation to the nearest comparable U.S. GAAP measurements, where applicable, that will be provided to potential lenders is attached as Exhibit 99(a) hereto. For additional information regarding Delphi’s existing debtor-in possession credit facility as amended through the date hereof and the related approvals granted by the U.S. Bankruptcy Court for the Southern District of New York (the “Court”) under chapter 11 of the U.S. Bankruptcy Code, see Delphi’s previous Current Reports on Form 8-K filed with the SEC on January 12, 2007, March 29, 2007 and November 21, 2007, and Delphi’s Annual Report on Form 10-K for the year ended December 31, 2007. Additional information regarding Delphi’s filing under the U.S. Bankruptcy Code, including access to Court documents and other general information about the chapter 11 cases, is available online at www.delphidocket.com.
FORWARD-LOOKING STATEMENTS
     This Current Report on Form 8-K, including the exhibits being furnished as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance.  Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility, to obtain an extension of term or other amendments as necessary to maintain access to such facility and to secure the anticipated advances from GM in order to obtain any such extension or amendment; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to consummate its amended plan of reorganization which was confirmed by the Court on January 25, 2008 or any other subsequently confirmed plan of reorganization; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Plan of Reorganization and Transformation Plan” of the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers.  Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC, including the risk factors in Part I. Item 1A. Risk Factors, contained therein.  Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.  The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99(a)	Supplemental Financial Information
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)

Date: April 24, 2008
	By:	/s/ JOHN D. SHEEHAN

John D. Sheehan,
Vice President and Chief Restructuring Officer